EXHIBIT 10.7

SECOND AMENDMENT TO PALO ALTO LEASE

SECOND ADDENDEM TO THAT CERTAIN LEASE AGREEMENT
DATED FEBRARY 25, 1993, BY AND BETWEEN
2197 EAST BAYSHORE ROAD PARTNERSHIP (“LESSOR”)
AND MYSOFTWARE COMPNAY, INC. (“LESSEE”) FOR
PREMISES COMMONNLY KNOWN AS
2197 EAST BAYSHORE ROAD, PALO ALTO, CA.

It is hereby agreed by the above referenced parties as follows

1.    Beginning August 1, 1995, Lessee shall lease as an addition to their premise the office highlighted in yellow as hereby attached. The size of this additional space shall be 123 square feet.

2.    In consideration for this additional space, Lessee is to pay as additional rent the monthly amount of one hundred twenty seven dollars (127.00).

3.    All terms and conditions of the lease and addendum shall remain full force and effect.

Agreed:

	2197 EAST BAYSHORE ROAD PARTNSHIP		MYSOFTWARE

By	/s/ Debra Holvick	By	/s/ Dave P. Mans

	DATE 8/1/95		DATE 8/1/95